UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On August 8, 2012, Golden Phoenix Minerals, Inc. (the “Company” or “Golden Phoenix”) closed a mutual Rescission and Release Agreement, dated July 23, 2012, as subsequently amended by that certain Amendment to Rescission and Release Agreement dated July 30, 2012 (collectively referred to herein as the “Agreement”) with Silver Global, a corporation formed under the laws of the Republic of Panama (“Silver Global”) and Golden Phoenix Panama, S.A., a Panama corporation (“JV Company”) (collectively, the “Parties”).   The Agreement relates to the rescission of that certain Definitive Acquisition Agreement between the Company and Silver Global dated September 16, 2012 (the “Acquisition Agreement”), and provides for Golden Phoenix to receive up to $4.1 Million (less an applicable discount for timely payments) for its 15% interest in the Santa Rosa Gold Mine, Panama.  Details regarding the Acquisition Agreement were previously disclosed in the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on September 22, 2011 (the “Prior Report”).  The information contained in the Prior Report is incorporated herein in its entirety.

Under the terms of the Agreement, Silver Global shall pay Golden Phoenix up to $4.1 Million in tranches over a period of 12 months, subject to a discount of $750,000, such that the aggregate cash payment for the 15% shall be $3.35 Million in the event all scheduled payments are timely made, and shall immediately deliver to Golden Phoenix for cancellation 25,000,001 shares of Golden Phoenix common stock issued to Silver Global under the Acquisition Agreement.

The Company’s 15% interest in the Santa Rosa Gold Mine, comprised of 15 shares in the JV Company (the “Panama Shares”), shall be held in escrow by Icaza Trust Corporation (“Trust Agent”) pursuant to the terms of a Trust Agreement entered into between the Parties dated July 23, 2012, as amended by that certain Amendment to Trust Agreement dated July 30, 2012 (collectively, the “Trust Agreement”).  The Panama Shares will similarly be released to Silver Global in tranches concurrent with the scheduled payments.

In the event of a default on any of the scheduled payments, the Company shall maintain the remaining portion of the Panama Shares.

Concurrent with the closing of the Agreement and receipt of the first tranche payment of $350,000, the Arbitration proceedings filed against Silver Global and pending before the International Chamber of Commerce were dismissed, without prejudice; and the Acquisition Agreement has been deemed fully and finally rescinded, with no further obligations of either Party.  In addition, the Parties have entered into a mutual release of all claims.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On August 9, 2012, the Company issued a press release announcing the Agreement.

A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated, August 9, 2012, entitled, “Golden Phoenix Sells Its 15% Interest In Santa Rosa Gold Mine, Panama, To Receive Up To $4.1 Million, 25 Million GPXM Shares Returned for Cancellation.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal securities laws.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: August 9, 2012	/s/ Donald B. Gunn
Donald B. Gunn
President and Chair of Interim Governing Board